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                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



                                      GIVE THE
                                      SOCIAL SECURITY
                                      NUMBER
FOR THIS TYPE OF ACCOUNT:             FOR:

 1. An individual's account           The individual
 2. Two or more individuals (joint    The actual owner of the
    account)                          account or, if combined
                                      funds, the first individual
                                      on the account(1)
 3. Husband and wife (joint           The actual owner of the
    account)                          account or, if joint funds,
                                      either person(1)
 4. Custodian account of a minor      The minor(2)
    (Uniform Gift to Minors Act)
 5. Adult and minor (joint account)   The adult or, if the minor
                                      is the only contributor,
                                      the minor(1)
 6. Account in the name of            The ward, minor, or
    guardian or committee for a        incompetent person(3)
    designated ward, minor, or
    incompetent person
 7. a. The usual revocable savings    The grantor-trustee(1)
       trust account (grantor is
       also trustee)
    b. So-called trust account that   The actual owner(1)
       is not a legal or valid
       trust under State law
 8. Sole proprietorship account       The owner(4)


                                    GIVE THE
                                    EMPLOYER
                                    IDENTIFICATION
                                    NUMBER
FOR THIS TYPE OF ACCOUNT:           FOR:

 9. A valid trust, estate, or       The legal entity (Do not
    pension trust                   furnish the identifying
                                    number of the personal
                                    representative or trustee
                                    unless the legal entity itself
                                    is not designated in the
                                    account title)(5)
10. Corporate account               The corporation
11. Religious, charitable, or       The organization
    educational organization
    account
12. Partnership account held in     The partnership
    the name of the business
13. Association, club or other      The organization
    tax-exempt organization
14. A broker or registered          The broker or nominee
    nominee
15. Account with the Department     The public entity
    of Agriculture in the name of
    a public entity (such as a
    state or local government,
    school district, or prison)
    that receives agricultural
    program payments

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1 List first and circle the name of the person whose number you furnish.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show the name of the owner.

5 List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o  A corporation.
o  A financial institution.
o An organization exempt from tax under Section 501(a), an individual retirement plan or custodial account under Section 403(b)7.
o  The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o  An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o  A real estate investment trust.
o  A common trust fund operated by a bank under section 584(a).
o  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
o  An entity registered at all times under the Investment Company Act of 1940.
o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o  Payments to nonresident aliens subject to withholding under Section 1441.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount renewed is not paid in money.
o  Payments made by certain foreign organizations.

o  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o  Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt- interest dividends under section 852).
o  Payments described in section 6049(b)(5) to non-resident aliens.
o  Payments on tax-free covenant bonds under section 1451.
o  Payments made by certain foreign organizations.
o  Payments made to a nominee.

Exempt payees described above should file substitute form W-9 to avoid possible erroneous backup withholding.

FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.






PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.